UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 2, 2006

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Wal-Mart Stores, Inc. is furnishing the following information:

Beginning with the monthly sales release for February 2006, Wal-Mart Stores, Inc. is revising its method for determining the stores and clubs that are included in our publicly released comparative store sales calculations for our Wal-Mart Stores and SAM’S CLUB segments and for our total operations in the United States. Comparative store sales is a measure that indicates the performance of our existing stores by measuring the growth in sales for such stores for a particular period over the corresponding period in the prior year.

Prior to February 2006, stores and clubs were not included in comparative store sales until the beginning of the fiscal year (February 1) following their one-year grand opening anniversary. Likewise, stores and clubs that were relocated or expanded were excluded from comparative store sales until the beginning of the fiscal year (February 1) following the one-year anniversary of the relocation or expansion.

Beginning in February 2006, we will include in our measure of comparative store sales all stores and clubs that have been open for at least the previous twelve months. Additionally, stores and clubs that are relocated or expanded will be excluded from comparative store sales for the first twelve months following the relocation or expansion. These revisions are being made to better conform our calculation of comparative store sales to retail industry practice.

Also beginning in February 2006, our measure of comparative store sales disclosed in sales and earnings releases will exclude the impact of fuel sales at our SAM’S CLUB segment. We believe this method of calculating comparative store sales is more meaningful to investors because it excludes the impact of fuel price volatility.

The table being furnished and included herewith as Exhibit 99.1 presents monthly comparative store sales figures for fiscal 2006 calculated in the same manner as comparative store sales will be calculated beginning in February 2006. The table also details the impact of fuel sales on comparative store sales for SAM’S CLUB and our total operations in the United States. This table will be made available on the investor relations section of our website, www.walmartstores.com. The figures in the following table will appear in our fiscal 2007 sales releases as comparative store sales for fiscal 2006.

Comparative store sales is also referred to as “same-store” sales by others within the retail industry. The method of calculating comparative store sales may vary across the retail industry. As a result, our calculation of comparative store sales (including the manner in which we treat fuel sales, relocations and expansions), is not necessarily comparable to similarly titled measures reported by other companies.

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2006

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.

Name: Charles M. Holley, Jr.
Title: Senior Vice President of Finance